Exhibit 10.1
Dividend Reinvestment
and Stock Purchase Plan
for shareholders of
Forest City Enterprises, Inc.
Class A CUSIP # 345550 10 7
Class B CUSIP # 345550 30 5
Administered by:
Wells Fargo Shareowner Services

Dear Shareholder:
We cordially invite you to participate in the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan. You only need to be a shareholder of record to join the Plan. You may have all or a portion of your dividends automatically reinvested in shares of Common Stock of Forest City. You may elect to be in the Plan but still have the dividends on your Common Stock paid to you. For any of the reinvestment options, all Plan shares will be reinvested. Whenever you wish, you may make optional cash investments which will be used to buy additional shares of Common Stock for you. All costs and service charges incurred in purchasing Common Stock through the Plan are paid by the Company. However, you will incur service and brokerage commission fees on shares sold under the Plan.
This Plan provides you with an economical and convenient method for investing in additional shares of Forest City Enterprises, Inc. Common Stock. Your participation in the Plan is, of course, completely voluntary, and may be discontinued at any time.
Details of the Plan are contained in this brochure. We recommend that you read it carefully and retain if for future reference.
All questions, inquiries, remittances, and other correspondence in connection with the Plan should be addressed to the Plan Administrator, Wells Fargo Shareowner Services.
Sincerely,
Samuel H. Miller
Co-Chairman of the Board
and Treasurer
Albert B. Ratner
Co-Chairman of the Board
Charles A. Ratner
President and
Chief Executive Officer

The Company has appointed Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., as processing agent and administrator for the Plan. The Plan is not sponsored or administered by the Company. Neither Wells Fargo Shareowner Services nor the Company provides any advice or recommendations with respect to the purchasing or selling of the Common Stock of Forest City Enterprises, Inc. Any decision to purchase or sell shall be made by each individual based on their own research and judgment.
Securities in the Plan are not subject to protection under the Securities Investor Protection Act of 1970.
What is the purpose of the Plan
The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) offers you an opportunity to reinvest and purchase shares of Common Stock of Forest City Enterprises, Inc. (the “Company”) with all or a portion of your dividends. You may make optional cash investments ranging from a minimum of $10 to a maximum of $5,000 per month. The Plan provides you with a 3% discount to market price at the time of purchase through Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”). Details of the Plan, reinvestment options, and their benefits to you as a shareholder of the Company are contained in this brochure.
Benefits of the Plan
•	You do not pay a commission as you would if you invested through a broker. Your dividend or cash is invested in full and fractional shares at a 3% discount to market price, and the Company pays the Plan Administrator’s service fees and brokerage commissions for purchases. However, you will incur service fees and brokerage commissions on shares sold under the Plan.

•	You will receive an acknowledgement from the Plan Administrator each time you send cash to invest. You also will receive a statement from the Plan Administrator after each transaction.

•	Even small dividend payments may be fully utilized. You may reinvest all or a portion of your dividends. Your dollars are invested in full and fractional shares to three decimal places.

•	All Common Shares purchased through the Plan are held by the Plan Administrator for you as beneficial owner, in the name of the Plan Administrator or the Plan Administrator’s nominee. This convenience provides protection against certificates being lost, misplaced or stolen.

•	You may send your other Forest City stock certificate(s) to the Plan Administrator for safekeeping, free of charge.

•	The Plan is entirely voluntary, and you may terminate your participation at any time.

•	You maintain the voting rights on full and fractional shares in the Plan.
Who is Eligible
If you are a holder of Class A Common Stock or Class B Common Stock and your shares are registered in your name, you are eligible to participate in the Plan. If your shares are registered in a name other than your own and you would like to participate, you must make arrangements with your broker, bank or other entity acting in a representative capacity to have all or a portion of your shares transferred into your name.
Regulations in certain countries may limit or prohibit participation in this type of Plan. Accordingly, persons residing outside the United States who wish to participate in the Plan should first determine whether they are subject to any governmental regulation prohibiting their participation.
Internet Privileges
You may access your account information and perform transactions on the internet.
To activate your account and establish a Username and Password, you will need your 10-digit Wells Fargo Shareowner Services account number (which is listed on your account statement), your Social Security number, your email address, and the company name you own shares in, Forest City Enterprises, Inc.

Instructions to access your account online are as follows:
Go to www.shareowneronline.com and click “First Time Visitor Sign On,” then click “Continue.” Next, simply follow the instructions found on the “First Time Visitor New Member Registration” page.
Once you have successfully signed up, you will be able to access your account information immediately. You will receive written confirmation by mail that your account has been activated for online access.
Once you have activated your account online, you can also:
•	Authorize, change or stop your Automatic Cash Withdrawal and Investment Service

•	Sell some or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less

•	Change your reinvestment option. (example: from full to partial)
Certain restrictions may apply.
Telephone Transactions
If you already participate in the Plan and want to establish telephone privileges for your account, please call Wells Fargo Shareowner Services (see “Questions About the Plan”).
You may establish telephone privileges for your Plan account, enabling you to execute certain Plan orders by telephone as follows:
•	Sell a portion or all of your Plan shares if the current market value of the shares to be sold is $25,000 or less

•	Change your reinvestment option. (example: from full to partial)

•	Request a certificate for a portion or all of your full Plan shares if the current market value of shares to be issued is $50,000 or less
Certain restrictions may apply.
How does the Plan Work
The Plan Administrator purchases shares on the open market. The price of shares acquired for your account is at a 3% discount to the market price for all shares purchased by the Plan Administrator for all participants with participants’ dividends and/or optional cash investments.
Investment Options
Full Reinvestment. All cash dividends on shares held in physical certificate form registered in your name including book-entry (DRS) on the records of the Company and all cash dividends on all Plan shares credited to your account under the Plan will be used to purchase additional shares. You will not receive cash dividends from the Company; instead, the dividends will be reinvested. Upon enrollment, you also have the option of sending the Plan Administrator additional contributions (see “Optional Cash Investments”).
Partial Reinvestment. Dividends will be reinvested on the full number of shares that you designate. The remaining shares held in physical certificate form registered in your name including book-entry (DRS) on the records of the Company will be paid by check or direct deposit. All Plan shares credited to your account under the Plan will be reinvested. Upon enrollment, you also have the option of sending the Plan Administrator additional contributions (see “Optional Cash Investments”).
Optional Cash Investments Only. All cash dividends on shares held in physical certificate form registered in your name including book-entry (DRS) on the records of the Company will be paid by check or direct deposit. All Plan shares credited to your account under the Plan will be reinvested.
You may change your reinvestment option at any time by going online (see “Internet Privileges”), calling (see “Telephone Transactions”) or sending written notice to the Plan Administrator. Notices received on or before a dividend record date will be effective for that dividend. Notices received after a dividend record date will not be effective until the next dividend record date.

Direct Deposit of Dividends
You can have your cash dividends not being reinvested transferred directly to your bank for deposit. For electronic direct deposit of dividend funds, contact the Plan Administrator to request a Direct Deposit of Dividends Authorization Form, complete the form, and return the form to the Plan Administrator. Be sure to include a voided check for checking account or savings deposit slip for savings account. If your shares are jointly owned, all owners must sign the form.
Fractional Shares
If your dividend, optional cash payment, or combinations of both are not sufficient to buy a full share, the Plan Administrator will credit you with a fractional share computed to three decimals.
Optional Cash Investments
You have the option of sending the Plan Administrator additional contributions, ranging from $10 to $5,000, which will be used to purchase additional shares for you. You may make these optional cash investments at any time, either monthly or at random, by check or automatic withdrawal from your checking or savings account. In no instance may a single month’s optional cash investment exceed $5,000. You may request a refund for your entire optional cash investment, provided your written notice is received by the Plan Administrator at least two business days before such amount is to be invested.
To participate in the Optional Cash investments feature, you may either send a check payable to Shareowner Services along with the authorization form or with the tear-off portion of the Plan account statement you will receive after your initial dividend has been invested. Checks must be in U.S. funds and drawn on a U.S. bank.
Automatic Cash Withdrawal and Investment Service
You may elect to make optional cash investments, paid by electronic funds transfer and withdrawn automatically from your pre-designated bank account. To make optional cash investments by automatic deduction, you may go online (see “Internet Privileges”) or complete and sign an Automatic Cash Withdrawal and Investment form, available from the Plan Administrator, and return the form to the Plan Administrator. Forms are processed and become effective as promptly as practicable. Once the automatic monthly deduction option is initiated, funds will be drawn from your designated bank account on or about the last business day of each month and will be invested on the investment date. You do not receive any confirmation of the transfer of funds other than as reflected in your Plan account statement and in your bank account statement.
You may change the designated account for automatic deduction by going online (see “Internet Privileges”) or sending written instruction to the Plan Administrator. You can stop the Automatic Cash Withdrawal and Investment Service by going online (see “Internet Privileges”), calling (see “Telephone Transactions”) or writing the Plan Administrator at the address shown in this brochure. To be effective with respect to a particular investment date, your request to enroll in, change, or terminate the Automatic Cash Withdrawal and Investment Service must be received by the Plan Administrator at least 15 business days prior to the investment date.
You are under no obligation to make optional cash investments. Funds awaiting investment do not earn interest.
Investments Dates
Dividend Reinvestments. Dividends are reinvested on the dividend payment date. The payment of dividends is at the discretion of Forest City’s Board of Directors and will depend upon future earnings, the financial condition of Forest City, and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.
Optional Cash Investments. Optional cash investments are invested either (i) on the 15th of each month in which no dividend is payable, or (ii) on the dividend payment date in months in which a dividend is paid (the “Cash Investment Date”). The Plan Administrator will apply any optional cash investments received from you before a Cash Investment Date to the purchase of shares for your account on the Cash Investment Date. The Plan Administrator will not pay interest on optional cash investments held pending investment and therefore it is recommended that you submit these shortly before, but no later than one business day before, the Cash Investment Date.

Deposit of Stock Certificates
If you are enrolled in the Plan, you may also send certificate(s) of Forest City Common Stock to the Plan Administrator for safekeeping. Because you bear the risk of loss in sending stock certificate(s) to the Plan Administrator, it is recommended that your certificate(s) be sent registered insured mail for 2% of the current market value and request a return receipt. Certificate(s) should NOT be endorsed. Whenever certificate(s) are issued to you either upon your request or upon termination of your participation, new, differently numbered certificate(s) are issued.
Issuance of Shares
The Plan Administrator will hold your additional shares until you choose to terminate your participation in the Plan. This convenience provides added protection against loss, theft or inadvertent destruction of stock certificates. However, upon your written request, the Plan Administrator will issue certificates to you for all or part of your full shares. Fractional shares will not be issued under any circumstance.
Withdrawal from the Plan
You may terminate your participation in the Plan at any time by written notice to the Plan Administrator. If your request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, your termination will be processed as soon as practicable, and a separate dividend check will be mailed to you. Future dividends will be paid in cash, unless you rejoin the Plan. The Plan Administrator will then convert all or a portion of your full Plan shares to book-entry (DRS) or issue you a certificate. Alternatively, you may instruct the Plan Administrator to sell all or a portion of your full Plan shares and to send you the proceeds, less any brokerage commissions and service charges. In either case, fractional shares will be converted to cash at the then current market price, less any brokerage commission and service charges. If applicable, a check for the net proceeds will be sent to you. Sales of shares by the Plan Administrator are made as soon as practicable after the receipt of your written request.
If submitting a request to sell all or a portion of your Plan shares, and you are requesting net proceeds to be automatically deposited to a U.S. bank checking or savings account, you must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If you are unable to provide a voided check or deposit slip, your written request must have your signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.
Regular Statements
You will receive a detailed statement of your account after each purchase of shares with your dividends and/or optional cash investments, which helps you maintain your personal records. These statements should be retained for calculating the cost basis of your shares.
To Join the Plan
Go online or complete and sign the enclosed authorization form and mail it to the Plan Administrator in the enclosed envelope. Your participation will begin with the next dividend payment, unless the Plan Administrator does not receive your completed authorization form until after the dividend record date. In that case, your account will open with the following dividend.
Income Tax Information
Reinvested dividends are subject to income taxes, the same as if you had received them in cash. In addition, the Internal Revenue Service has ruled that the brokerage commissions and 3% discount Forest City pays for you under the Plan are also taxable as dividend income. The Plan Administrator will send you a Form 1099 showing the dividends credited to your account, as well as the applicable fees, commissions and discount paid for you. Keep this statement with your tax records.
You should consult your personal tax advisor concerning proper tax treatment of these amounts, as interpretation may differ, and laws, regulations and rulings may change over time.
Questions About the Plan
Questions about the Plan, Plan Requests and Optional Cash Investments should be mailed to:

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856
Certified/Overnight Mail:
Wells Fargo Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075-1139
General Information:
Fax: 651-450-4085
Tel: 1-800-468-9716
Tel: 651-450-4064 (outside the United States)
An automated voice response system is available
24 hours a day, 7 days a week. Customer Service
Representatives are available from 7:00 a.m. to
7:00 p.m., Central Standard Time, Monday through
Friday
Internet:
For General Inquiries: www.wellsfargo.com/shareownerservices
For Account Information: www.shareowneronline.com
Terms and Conditions
The following pages contain additional Plan information. Please read them carefully and keep this brochure with your stock materials.

TERMS AND CONDITIONS
Terms and Conditions of Authorization for Stock Purchase and Dividend Reinvestment Plan
•	As the Plan Administrator, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Plan Administrator”) will apply all or any designated portion of dividends on the shares of Forest City Enterprises, Inc. (the “Company”) Class A Common Stock or Class B Common Stock held by the participant, all optional cash investments, or a combination of both, and dividends on any full or fractional shares acquired under the Dividend Reinvestment and Stock Purchase Plan (the “Plan”), to the purchase of additional Common Stock for the participant’s account. Such purchases may be made on any securities exchange where such shares are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Plan Administrator may determine.

•	The participant may make optional cash investments ($10 minimum, $5,000 maximum per month in U.S. funds) to the Plan Administrator, accompanied by either the signed authorization form or optional cash election form attached to the Plan statement. In making purchases for the participant’s account, the Plan Administrator may commingle the participant’s funds with those of other participants participating in the Plan. In the case of each purchase, the price at which the Plan Administrator shall be deemed to have acquired shares for the participant’s account shall be a 3% discount to market price of all shares purchased by it, with their aggregate funds used for such purchase. The Plan Administrator may hold the shares of all participants together in its name or in the name of the nominee. The Plan Administrator shall have no responsibility as to the value of the Common Stock acquired for the participant’s account. Dividends will be invested by the Plan Administrator no later than 30 days after receipt, and optional cash investments will be invested on or about the 15th of each month, if the 15th is not a business day then the next business day, or where deferment is necessary to comply with Regulation M under the Securities Exchange Act of 1934 or other applicable provisions of law. It is understood that, in any event, neither the Plan Administrator nor the Company shall have liability in connection with any inability to purchase shares or the timing of any purchases. Participants’ funds held by the Plan Administrator will not bear interest. Participants may request a refund of their entire optional cash investment by written notice received by the Plan Administrator not less than two business days before such amount is to be invested. Checks must be in U.S. funds and drawn on a U.S. bank. Money orders or third party checks are not accepted.

•	If any optional cash investment, including payments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from the participant’s account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in the account to recover a returned funds fee for each optional cash investment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator. Following each purchase, the Plan Administrator will send to each participant whose funds have been applied to such purchase a statement of year to date transactions in the account since the last purchase, including the current shares in the account.

•	During the period that an optional cash investment is pending, the collected funds in the possession of the Plan Administrator may be invested in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

•	Participants may elect to deposit their original certificate(s) into the Plan account for safekeeping by sending the certificate(s) to the Plan Administrator together with instructions to deposit the certificate(s) into the Plan. The transaction will appear on the statement for that period, and shares will be held by the Plan Administrator in its name or nominee name. These shares will be held in the Plan account until such time as the participant requests a certificate, sale or termination from the Plan. Because participants bear the risk of loss in sending stock certificate(s), it is recommended that the participant sends them registered, insured for at least 2% of the current market value and request a return receipt. Certificate(s) should NOT be endorsed. Participants should note that a cost basis record for deposited shares can not be provided by the Plan Administrator. A record of purchase prices should be retained by the participant.

•	No certificates will be issued to a participant for shares in the participant’s account unless requested of the Plan Administrator in writing. No certificate for a fractional share will be issued, but dividends on a fractional interest in a share will be credited to the participant’s account.

•	It is understood that the reinvestment of dividends does not relieve the participant of any income tax that may be payable on such dividends. The Plan Administrator will report to all participants the amount of dividends credited to their accounts.

•	The Plan Administrator will vote all shares held in the participant’s account in the same way in which the participant votes shares of the Company standing of record in the participant’s name by regular proxy returned by participants to the Company, or, if the Plan Administrator sends to the participant a separate proxy covering the shares credited to the participant’s Plan account, then such shares will be voted as designated in such separate proxy. In the event the participant does not direct the voting of shares by either such regular or separate proxy, the shares credited to participant’s Plan account will not be voted.

•	Except as otherwise expressly provided herein, participants may not sell, pledge, hypothecate or otherwise assign or transfer the participant’s account, any interest therein or any cash or shares credited to the participant’s account. No attempt at any such sale, pledge, hypothecation or other assignment or transfer shall be effective. Nothing herein shall affect a shareholder’s rights in respect to shares for which certificates have been received.

•	A participant may terminate the account at any time by writing to the Plan Administrator. If the participant’s request to terminate from the Plan is received on or after a dividend record date, but before the dividend payment date, the participant’s termination will be processed as soon as practicable, and a separate dividend check will be mailed to the participant. Future dividends will be paid in cash, unless the participant rejoins the Plan. In addition, if a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and payment date of a stock distribution, the request will be held until the stock distribution is credited to the participant’s account. The Plan Administrator may terminate the account at any time by notice in writing mailed to the participant. A participant requesting termination may elect to receive either stock or cash for all full shares in the account. If cash is elected, the Plan Administrator will sell such shares at the current market value and the Plan Administrator will send the net proceeds to the participant, after deducting brokerage commissions and service charges. If no election is made in the request for termination, full Plan shares will be converted to book-entry (DRS). In either case, the participant will receive a check, less brokerage commissions and service charges, at the current market value in lieu of any fractional interest in a share.

•	If a participant submits a request to sell all or part of their Plan shares, and the participant requests net proceeds to be automatically deposited to a U.S. bank checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

•	The Plan Administrator will make every effort to process a participant’s sale order on the next business day following receipt of the properly completed request (sale requests involving multiple transactions may experience a delay). The Plan Administrator shall not be liable for any claim arising out of failure to sell stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

•	If a participant requests to transfer all shares in their Plan account between a dividend record date and payable date, the participant’s transfer request will be processed; however, the participant’s Plan account will not be terminated. The participant may receive additional dividend reinvestment shares which will require the participant to submit a written request to transfer the additional shares.

•	It is understood that any stock dividends or stock splits distributed by the Company on shares held by the Plan Administrator for the participant will be credited to the participant’s account. If a participant sends notice of termination or a request to sell to the Plan Administrator between the record date and the payable date for a stock distribution, the request will not be processed until the stock distribution is credited to the participant’s account.

•	In the event that the Company makes available to its shareholders rights to purchase additional shares or other securities, the Plan Administrator will sell such rights accruing to shares held by the Plan Administrator for the participant and will combine the resultant funds with the next regular dividend or optional cash investment for reinvestment at that time. If a participant desires to exercise such rights, the participant should request that certificates be issued for full shares.

•	The Plan Administrator, its nominee and the Company shall have no responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan, nor shall they have any duties, responsibilities or liabilities except such as are expressly set forth herein.

•	In administering the Plan, neither the Company, the Plan Administrator nor any broker selected by the Plan Administrator shall be liable for any good faith act or omission to act, including but not limited to any claim of liability (i) arising out of the failure to terminate a participant’s account upon such participant’s death prior to receipt of a notice in writing of such death, (ii) with respect to the prices or times at which shares are purchased or sold, or (iii) as to the value of the shares acquired for participants. Selling participants should be aware that the share price may fall or rise during the period between a request for sale, its receipt by the Plan Administrator, and the ultimate sale in the open market. Participants should evaluate these possibilities while deciding whether and when to sell any shares through the Plan. The price risk will be borne solely by the participant.

•	The Plan Administrator is acting solely as agent of the Company and owes no duties, fiduciary or otherwise, to any other person by reason of this Plan, and no implied duties, fiduciary or otherwise, shall be read into this Plan. The Plan Administrator undertakes to perform such duties and only such duties as are expressly set forth herein, to be performed by it, and no implied covenants or obligations shall be read into this Plan against the Plan Administrator or the Company.

•	In the absence of negligence or willful misconduct on its part, neither the Plan Administrator nor the Company, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by the Plan Administrator in the performance of its duties hereunder. In no event shall the Plan Administrator or the Company be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if the Plan Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

•	The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

•	Neither the Plan Administrator or the Company shall be responsible or liable for any failure or delay in the performance of its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Plan Administrator shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

•	The Plan Administrator is authorized to choose a broker, including an affiliated broker, at its sole discretion to facilitate purchases and sales of Common Stock by Plan participants. The Plan Administrator will furnish the name of the registered broker, including any affiliated broker, utilized in share transactions within a reasonable time upon written request from the participant.

•	The Company and the Plan Administrator may agree from time to time to amendments and modifications of the Plan.

•	Any notice, instruction, request, election or direction that is required or permitted under the Plan shall become effective when received by the Plan Administrator. Such notice, instruction, request, election or direction shall be mailed to the address set forth in this brochure.

•	Your participation in the Plan will be terminated if you do not have at least one full share registered in your name or in your Plan account.

•	The terms and conditions of the Plan and the authorization form shall be governed by the laws of the State of Ohio.
FEE DISCLOSURE TABLE

Transaction or Plan Service Fees

Certificate Deposit	Company paid
Certificate Issuance	Company paid

Investment Fees
Dividend Reinvestment Service Fee	Company paid
Optional Cash Investment Service Fee	Company paid
Automatic Withdrawal Service Fee	Company paid
Purchase Commission	Company paid

Sale Fees
Service Fee	$15.00 per transaction
Sale Commission	$0.10 per share
Direct Deposit of Net Sale Proceeds	$5.00 per transaction

Fee for Returned Checks or Rejected Automatic Bank Withdrawals	$25.00 per item

Prior Year Duplicate Statements	$15.00 per year